EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41863, 333-72841, 333-76817) of Mechanical Technology Incorporated of our report on the consolidated financial statements of Plug Power Inc. and its subsidiary dated February 9, 2001, included in this Amendment No. 1 to the Annual Report on Form 10K of Mechanical Technology Incorporated for the year ended September 30, 2001.

Albany, New York

April 1, 2002